Registration No. 333-142009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EAGLE BROADBAND, INC.
(Exact name of registrant as specified in its charter)

Texas	3663	76-0494995
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 Courageous Drive League City, Texas 77573-3925 (281) 538-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Micek	Copies to:
President & Chief Executive Officer	Jeffrey A. Adams, Esq.
Eagle Broadband, Inc.	Eagle Broadband, Inc.
101 Courageous Drive	101 Courageous Drive
League City, Texas 77573-3925	League City, Texas 77573-3925
(281) 538-6000	(281) 538-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-142009) is being filed solely for the purpose of filing an exhibit, and no changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement.  Accordingly, the prospectus has been omitted from this filing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$ 55.43
Legal fees and expenses	1,000.00
Transfer agent and registrar fees and expenses	1,000.00
Miscellaneous	1,000.00
Total	$ 3,055.43

The amounts set forth above, except for the SEC registration fee, are in each case estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that: “No director of the Corporation shall be liable to the Corporation or its shareholders or members for monetary damages for any act or omission in such director’s capacity as a director, except for (i) a breach of such director’s duty of loyalty to the Corporation or its shareholders or members; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director’s office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.”

Our Articles further provide that: “The Corporation shall indemnify all current and former directors and officers of the Corporation to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act.”  The Texas Business Corporation Act generally provides that a director may not be indemnified in respect of a proceeding (1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person’s official capacity; or (2) in which the person is found liable to the corporation.

Section 10.2 of our Bylaws provide that “The Company shall indemnify every Indemnitee [which includes officers and directors] against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 10.1, if it is determined in accordance with Section 10.4 that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in the Company’s best interests and, in all other cases, that his conduct was at least not opposed to the Company’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company. Except as provided in the immediately preceding proviso to the first sentence of this Section 10.2, no indemnification shall be made under this Section 10.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Company. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 10.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided herein shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.”

Section 10.4 referred to above provides that: “Any indemnification under Section 10.2 (unless ordered by a court of competent jurisdiction) shall be made by the Company only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all Directors (in which designated Directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 10.4 or, if the requisite quorum of all of the Directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the Directors (in which Directors who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 10.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.”

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

In April 2007, the company issued 62,366 shares of common stock to Lorne Persons, Jr., to satisfy an obligation of $9,667 under a Consulting Agreement.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In April 2007, the company issued 1,428,571 shares to Ron Persons, in satisfaction of a $200,000 principal balance on a promissory note.  The issuance of these shares was exempt from registration under Section 3(a)(9) of the Securities Act.  No sales commissions were paid.

In April 2007, the company issued 50,000 shares to Seacoast Advisors, Inc. pursuant to a Consulting Agreement.  The issuance of these shares will be exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In April 2007, the company issued 200,000 shares to Dutchess Private Equities Fund, L.P., in connection with a promissory note purchased by Dutchess.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In March 2007, the company issued 48,333 shares of common stock to Lorne Persons, Jr., to satisfy an obligation of $14,500 under a Consulting Agreement.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In March 2007, the company agreed to issue 1,851,852 shares to Alliance Maintenance & Service, Inc., to satisfy an obligation of $500,000 under a Purchase Agreement.  The shares will be issued in July 2007 and the issuance will be exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In February 2007, the company issued 33,720 shares of common stock to Lorne Persons, Jr., to satisfy an obligation of $14,500 under a Consulting Agreement.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In December 2006, the company issued 60,000 shares to Levelogic, Inc., pursuant to a Consulting Agreement.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In December 2006, the company issued 1,203,774 shares to Connex Services, Inc., to satisfy an obligation of $638,000 under a Purchase Agreement.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In September 2006, the company issued 25,000 shares of common stock to Lorne Persons, Jr., to satisfy an obligation of $14,500 under a Consulting Agreement.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In August 2006, the company issued 100,000 shares to Seacoast Financial LLC pursuant to a Consulting Agreement.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In July 2006, the company issued 500,000 shares to Dutchess Private Equities Fund, L.P., in connection with a promissory note purchased by Dutchess.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In June 2006, the company issued 25,000 shares of common stock to Friedland Corporate Investor Services LLC pursuant to an Agreement for Services.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In June 2006, the company issued 7,612 shares of common stock to Lorne Persons, Jr., to satisfy an obligation of $9,667 under a Consulting Agreement.  The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In May 2006, the company issued 627,240 shares of common stock to The Tail Wind Fund Ltd. (“Tail Wind”) in satisfaction of a $1,750,000 obligation under a settlement agreement entered into with Tail Wind on February 15, 2006.  The issuance of these shares was exempt from registration pursuant to Section 3(a)(10) of the Securities Act.  No sales commissions were paid.

NOTE:

The following securities issuances occurred prior to the 1-for-35 reverse stock split effected May 12, 2006, and the share amounts presented below have been adjusted to reflect the effect of such reverse split.

In August 2005, the company entered into a purchase agreement with certain accredited investors for the sale of 857,143 shares of its common stock, pursuant to Regulation D of the Securities Act of 1933, at a price per share of $4.725, for total gross proceeds of $4,050,000.  The company paid a placement agent a cash commission of 7% of the gross dollar proceeds of the sale of the 857,143 shares, and agreed to issue such agent a five-year warrant to purchase 24,107 shares of company common stock at an exercise price per share of $8.40 per share, expiring on August 31, 2010.

In August 2005, the company issued 33,083 shares of common stock to John McCaleb pursuant to a settlement agreement to resolve a litigation claim in the amount of $220,000.  The issuance of these shares was exempt from registration pursuant to Section 3(a)(10) of the Securities Act.  No sales commissions were paid.

In June 2005, the company issued 227,260 shares of common stock to a former executive officer and director, David Weisman, and three non-executive officers, Billie Mize, John Nagel and Jon Hayden, to satisfy obligations in the aggregate amount of $2,086,251 for contingent guaranty obligations with respect to unexercised options and notes held by these individuals.  This issuance of these shares is exempt from registration under Section 3(a)(9) of the Securities Act.  No sales commissions were paid.

In April 2005, the company entered into a confidential settlement agreement with Palisades Master Fund L.P. pursuant to which the company issued 42,857 shares of its common stock in settlement of a lawsuit filed in November 2004 by Palisades Master Fund L.P.  The issuance was exempt from registration pursuant to Section 3(a)(10) of the Securities Act.  There was no underwriter employed and no sales commissions were paid in connection with the sales and issuances of the unregistered securities in the transaction set forth above.

In December 2004, the company issued 285,714 shares to Jango Capital, LLC to resolve a debt of $6,190,760.  No sales commission was paid.  This transaction was completed pursuant to Regulation D of the Securities Act.

In October 2004, 199,537 shares of common stock were issued upon conversion of $2,500,000 of debt.  The original issuance of debt, as well as the issuance of the shares of debt, was pursuant to Section 4(2) of the Securities Act.  No sales commissions were paid.

In June 2004, the company entered into a securities purchase agreement with four accredited investors, pursuant to which the company sold notes in an aggregate principal amount of $4,880,400, maturing in June 2007, and initially convertible into an aggregate of 153,145 shares of company common stock.  Additionally, the company issued five year warrants to each of the four accredited investors to purchase an aggregate of 38,286 shares of common stock at an exercise price of $44.275 per share.  This transaction was completed pursuant to Regulation D of the Securities Act.  A commission in the amount of $150,000 was paid on this transaction.  With respect to the issuance, the company determined that the purchasers were “accredited investors” as defined in Rule 501(a) under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following is a list of exhibits filed as part of this registration statement:

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 of Form S-1, file no. 333-134108, filed May 15, 2006).

3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of Form 8-K filed February 10, 2006).

5.1*	Opinion of Chamberlain, Hrdlicka, White, Williams & Martin, P.C.

10.1

Securities Purchase Agreement between Eagle Broadband, Inc., and the Purchasers identified on the signature pages thereto, dated August 2005 (Incorporated by reference to Exhibit 10.1 of Form 8-K, filed August 18, 2005).

10.2

Registration Rights Agreement between Eagle Broadband, Inc., and the Purchasers identified on the signature pages thereto (Incorporated by reference to Exhibit 10.2 of Form 8-K, filed August 18, 2005).

10.3	2005 Employee Stock Option Plan (Incorporated by reference to Exhibit 10.10 of Form S-1/A, file no. 333-127895, filed October 28, 2005).

10.4	Amended 2005 Employee Stock Option Plan (Incorporated by reference to Exhibit 10.1 of Post-Effective Amendment No. 1 to Form S-8, file no. 333-130108, filed February 16, 2006).

10.5

Amended and Restated Employment Agreement dated May 12, 2005, between Eagle Broadband, Inc. and David Micek (Incorporated by reference to Exhibit 10.12 of Form S-1/A, file no. 333-127895, filed October 28, 2005).

10.6

Amended and Restated Employment Agreement dated December 14, 2006, between Eagle Broadband, Inc. and Brian Morrow. (Incorporated by reference to Exhibit 10.22 of Form S-3, file no. 333-139636, filed December 22, 2006).

10.7

Amended and Restated Employment Agreement dated December 14, 2006, between Eagle Broadband, Inc. and Richard Sanger, Jr. (Incorporated by reference to Exhibit 10.22 of Form S-3, file no. 333-139636, filed December 22, 2006).

10.8

Settlement Agreement dated February 15, 2006, between Eagle Broadband, Inc., Link-Two Communications, Inc. and The Tail Wind Fund Ltd. (Incorporated by reference to Exhibit 10.17 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.9

Investment Agreement dated March 20, 2006, between Eagle Broadband, Inc. and Dutchess Private Equities Fund, L.P. (Incorporated by reference to Exhibit 10.18 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.10

Registration Rights Agreement dated March 20, 2006, between Eagle Broadband, Inc. and Dutchess Private Equities Fund, L.P. (Incorporated by reference to Exhibit 10.19 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.11

Subscription Agreement dated February 10, 2006, between Eagle Broadband, Inc. and Dutchess Private Equities Fund, L.P. (Incorporated by reference to Exhibit 10.20 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.12

Debenture Agreement dated March 20, 2006, between Eagle Broadband, Inc. and Dutchess Private Equities Fund, L.P. (Incorporated by reference to Exhibit 10.21 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.13

Debenture Registration Rights Agreement dated February 10, 2006, between Eagle Broadband, Inc. and Dutchess Private Equities Fund, L.P. (Incorporated by reference to Exhibit 10.22 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.14

Security Agreement dated February 10, 2006, between Eagle Broadband, Inc. and Dutchess Private Equities Fund, L.P. (Incorporated by reference to Exhibit 10.23 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.15

Warrant Agreement dated February 10, 2006, between Eagle Broadband, Inc. and Dutchess Private Equities Fund, L.P. (Incorporated by reference to Exhibit 10.24 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.16

Employment Resignation Agreement and Release dated January 3, 2006, between Eagle Broadband, Inc. and Eric Blachno (Incorporated by reference to Exhibit 10.14 of Form S-1, file no. 333-132635, filed March 22, 2006).

10.17	Consulting Agreement dated April 1, 2006, between Eagle Broadband, Inc. and Lorne Persons, Jr. (Incorporated by reference to Exhibit 10.18 of Form S-1, file no. 333-136232, filed August 1, 2006).

10.18

Promissory Note dated July 24, 2006, between Eagle Broadband, Inc., Dutchess Private Equities Fund, L.P. and Dutchess Private Equities Fund, II, L.P. (Incorporated by reference to Exhibit 10.19 of Form S-1, file no. 333-136232, filed August 1, 2006).

10.19

Form of Indemnification Agreement dated September 18, 2006, between Eagle Broadband, Inc. and each director of Eagle Broadband, Inc. (Incorporated by reference to Exhibit 10.20 of Form S-3, file no. 333-138344, filed November 1, 2006).

10.20

Restricted Stock Agreement dated September 18, 2006, between Eagle Broadband, Inc. and Brian Morrow (Incorporated by reference to Exhibit 10.21 of Form S-3, file no. 333-138344, filed November 1, 2006).

10.21

Purchase Agreement dated December 7, 2006, between Eagle Broadband, Inc. and Connex Services, Inc. (Incorporated by reference to Exhibit 10.22 of Form S-3, file no. 333-139636, filed December 22, 2006).

10.22

Private Equity Credit Agreement dated January 12, 2007, between Eagle Broadband, Inc. and Brittany Capital Management Limited (Incorporated by reference to Exhibit 10.23 of Form S-1, file no. 333-140072, filed January 18, 2007).

10.23

Registration Rights Agreement dated January 12, 2007, between Eagle Broadband, Inc. and Brittany Capital Management Limited (Incorporated by reference to Exhibit 10.24 of Form S-1, file no. 333-140072, filed January 18, 2007).

10.24	2007 Stock Option and Stock Bonus Plan of Eagle Broadband, Inc. (Incorporated by reference to Exhibit 4.1 of Post-Effective Amendment No. 1 to Form S-8, file no. 333-140479, filed April 5, 2007).

10.25*	Promissory Note dated February 2, 2007, between Eagle Broadband, Inc., Dutchess Private Equities Fund, Ltd.

10.26*	Amended and Restated Security Agreement dated February 2, 2007, between Eagle Broadband, Inc., Clearworks.net, Inc., Clearworks Communications, Inc., and Dutchess Private Equities Fund, Ltd.

10.27*	Purchase Agreement dated March 22, 2007, between Eagle Broadband, Inc. and Alliance Maintenance & Service, Inc.

21.1	List of Subsidiaries (Incorporated by reference to Exhibit 21.1 of Form S-3, file no. 333-138344, filed November 1, 2006).

23.1	Consent of LBB & Associates, Ltd., LLP

23.2	Consent of Chamberlain, Hrdlicka, White, Williams & Martin, P.C. (included in Exhibit 5.1)

*  Previously filed.

ITEM 17.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(a)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)

For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, that, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(f)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(g)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in League City, Texas, on April 24, 2007.

Eagle Broadband, Inc.

By :/s/ DAVID MICEK
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID MICEK	President, Chief Executive Officer and Director (Principal Executive Officer, Principal Accounting and Financial Officer)	April 24, 2007
David Micek

/s/ ROBERT BACH	Director	April 24, 2007
Robert Bach

/s/ GLENN A. GOERKE	Director	April 24, 2007
Glenn A. Goerke

/s/ C. J. REINHARTSEN	Director	April 24, 2007
C. J. Reinhartsen

/s/ LORNE E. PERSONS, JR.	Director	April 24, 2007
Lorne E. Persons, Jr.

/s/ JAMES D. YARBROUGH	Director	April 24, 2007
James D. Yarbrough